UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 3, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the March 3, 2020 meeting of the Board of Directors (the “Board”) of Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”), the Board increased its size from seven to nine members and appointed Gordon F. DuGan and Molly North to serve on the Board, effective immediately, with their terms to expire at Griffin’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and until their respective successors are duly elected and qualified. The Board has determined that Ms. North qualifies as an independent director, as defined under The Nasdaq Stock Market LLC rules (the “Nasdaq Rules”), and has appointed Ms. North to serve on the Audit Committee of the Board (the “Audit Committee”).  The Board has determined that Mr. DuGan is not an independent director under Nasdaq Rules, and Mr. DuGan is not expected to serve on any Board committees.

Also on March 3, 2020, Frederick M. Danziger tendered his resignation as Chairman of the Board, subsequent to which he will remain on the Board as a director, and Mr. DuGan was appointed to succeed Mr. Danziger as Chairman of the Board,  in each case, effective immediately.

Mr. Dugan has over 25 years of experience in the real estate industry.  Mr. DuGan currently serves as the Co-Founder and Executive Chairman of Blackbrook Capital Limited, a European-focused property investor specializing in sale-leasebacks and build-to-suit investments in industrial assets, since February 2020 and as Chairman of GreenAcreage Real Estate Corp., a REIT that provides sale-leaseback and construction financing to companies operating in the cannabis industry, since June 2019.  Mr. DuGan served as Chief Executive Officer of Gramercy from June 2012 to October 2018.  Prior to Gramercy, Mr. DuGan served as President and then Chief Executive Officer of W.P. Carey & Co. (NYSE: WPC), one of the largest net lease REITs in the United States, from 1999 to 2010.  Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

   Ms. North has over 20 years of business and real estate experience, with the last 13 years at Al. Neyer. Ms. North has served as President & Chief Executive Officer at Al. Neyer since April 2015, prior to which she served as the Chief Financial Officer since July 2012.  Prior to Al. Neyer, Ms. North worked at Fifth Third Bank in various roles, including commercial real estate lending, and at Ernst & Young in Audit and Global Services.  Ms. North received her B.B.A degree in Finance and Accounting from the University of Cincinnati Carl H. Lindner School of Business.

Mr. DuGan and Ms. North will receive compensation consistent with Griffin’s other non-employee directors. Mr. DuGan and Ms. North will each receive a $35,000 annual cash retainer and $1,500 for each Board meeting attended. In addition, upon their election to the Board, each of Mr. DuGan and Ms. North were granted an option to purchase 1,453 shares of Griffin common stock (“Common Stock”) in accordance with the terms of the Griffin Industrial Realty, Inc. 2009 Stock Option Plan (the “2009 Plan”), as amended. These options were fully vested on the date of grant. Mr. DuGan will also receive an annual cash retainer $15,000 for serving as Chairman of the Board. Ms. North will also receive an annual cash retainer of $5,000 for service on the Audit Committee and $1,000 for each Audit Committee meeting attended.

Upon his appointment as Chairman on March 3, 2020, Mr. DuGan and Griffin entered into a Chairmanship and Advisory Agreement (the “Advisory Agreement”) whereby, in addition to his services as Chairman, Mr. DuGan has agreed to serve as a non-employee advisor to Griffin on, amongst other things, growth strategy, including identifying markets, acquisitions and other transactions,  recruitment of key personnel, potential capital raising efforts and general management advice (collectively the “Advisory

Services”). As compensation to Mr. DuGan for providing such Advisory Services, Mr. DuGan received: (i)  an additional non-qualified stock option (the “Initial Advisor Option”) to purchase 48,000 shares of Common Stock pursuant to the 2009 Plan; and (ii) a non-qualified stock option (the “Supplemental Advisor Option”) to purchase 52,000 shares of Common Stock pursuant to the Griffin Industrial Realty, Inc. 2020 Incentive Award Plan (the “2020 Plan”).  Both the Initial Advisor Option and the Supplemental Advisor Option vest in equal installments on the third, fourth and fifth anniversaries of March 3, 2020, subject to Mr. DuGan’s continued provision of Advisory Services through the applicable vesting date. The Supplemental Advisor Option is contingent upon approval of the 2020 Plan by Griffin’s stockholders at the 2020 Annual Meeting, and if such approval is not obtained, the Supplemental Advisor Option shall be cancelled for no consideration provided that Griffin shall instead grant Mr. DuGan a non-qualified stock option to purchase 50,000 shares of Common Stock pursuant to the 2009 Plan in the 2021 fiscal year.

Under the terms of the Advisory Agreement,  subject to approval by the Board or a committee thereof, Mr. DuGan will be entitled to purchase, on or after the fourth business day after the Commencement Date, shares of Common Stock with a fair market value of up to an aggregate of  $2,500,000.  The sale of Common Stock is expected to be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

The securities to be offered hereby have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

The foregoing description of the Advisory Agreement is subject to and qualified in their entirety by reference to the full text of the agreement,  a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2020, Griffin announced that its Board of Directors approved a plan for Griffin to pursue conversion to a real estate investment trust (“REIT”). If successful in the conversion process, Griffin would plan to elect REIT status commencing with the taxable year beginning January 1, 2021. On March 4, 2020, Griffin also announced the intention to sell its two multi-story office buildings (the “Office Buildings”) totaling approximately 161,000 square feet located in Griffin Center, in the greater Hartford, Connecticut area.

On March 4, 2020, Griffin posted an update of its investor presentation to its website at www.griffinindustrial.com/investors.

Copies of Griffin’s March 4, 2020 press releases, each announcing the appointments of Mr. DuGan and Ms. North as directors of Griffin, are attached as Exhibit 99.1 and Exhibit 99.2, respectively.

Copies of Griffin’s March 4, 2020 press releases announcing its intention to convert to a REIT and its plans to sell the Office Buildings are attached as Exhibit 99.1 and Exhibit 99.3, respectively.

A copy of Griffin’s Investor Update is attached hereto as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1: Chairmanship and Advisory Agreement between Griffin Industrial Realty, Inc. and Gordon DuGan dated March 3, 2020

Exhibit 99.1: Registrant’s March 4, 2020 Press Release “Griffin Announces Business Updates” (attached hereto)

Exhibit 99.2: Registrant’s March 4, 2020 Press Release “Griffin Appoints New Chairman and Additional Director” (attached hereto)

Exhibit 99.3: Registrant’s March 4, 2020 Press Release “Griffin Board Approves Plan to Pursue Conversion to a REIT” (attached hereto)

Exhibit 99.4: Investor Update March 2020 (attached hereto)

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations regarding the approval by stockholders of the 2020 Plan at the 2020 Annual Meeting, statements regarding the private placement, Griffin’s potential conversion to a REIT and the potential sale by Griffin of the Office Buildings. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: March 4, 2020